UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2021

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Notes

On May 18, 2021, The Goodyear Tire & Rubber Company (the “Company”) issued $850,000,000 in aggregate principal amount of its 5.000% Senior Notes due 2029 (the “2029 Notes”) and $600,000,000 in aggregate principal amount of its 5.250% Senior Notes due 2031 (the “2031 Notes” and together with the 2029 Notes, the “Notes”). The Notes are guaranteed, jointly and severally, on an unsecured basis, by the Company’s wholly owned U.S. and Canadian subsidiaries that also guarantee the Company’s obligations under certain of its senior secured credit facilities and senior unsecured notes (the “Subsidiary Guarantors”).

The Notes were offered and sold pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act, and outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act.

The Notes were issued pursuant to the Indenture, dated as of August 13, 2010 (the “Base Indenture”), among the Company, the Subsidiary Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as supplemented by a Tenth Supplemental Indenture, in respect of the 2029 Notes, dated as of May 18, 2021 (the “Tenth Supplemental Indenture”), and an Eleventh Supplemental Indenture, in respect of the 2031 Notes, dated as of May 18, 2021 (the “Eleventh Supplemental Indenture”) (the Base Indenture, as supplemented by the Tenth Supplemental Indenture with respect to the 2029 Notes and as supplemented by the Eleventh Supplemental Indenture with respect to the 2031 Notes, as applicable, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee.

The Tenth Supplemental Indenture and the Eleventh Supplemental Indenture together are referred to in this Current Report on Form 8-K as the “Supplemental Indentures.” The Indenture provides, among other things, that the Notes are senior unsecured obligations of the Company and rank equally with all of the Company’s other senior unsecured and unsubordinated debt.

Interest is payable on the Notes on January 15 and July 15 of each year, beginning on January 15, 2022. The 2029 Notes will mature on July 15, 2029, and the 2031 Notes will mature on July 15, 2031. The Company has the option to redeem some or all of the Notes at any time or from time to time prior to their maturity. If the Company elects to redeem (i) the 2029 Notes prior to April 15, 2029 or (ii) the 2031 Notes prior to April 15, 2031, the Company will pay a redemption price in respect of the Notes to be redeemed equal to the greater of 100% of the aggregate principal amount of the Notes redeemed or the sum of the present values of the remaining scheduled payments of principal and interest on the Notes redeemed (as if the 2029 Notes matured on April 15, 2029 and the 2031 Notes matured on April 15, 2031), discounted using a defined treasury rate plus 50 basis points, plus in either case accrued and unpaid interest to the redemption date, if any. If the Company elects to redeem (i) the 2029 Notes on or after April 15, 2029 or (ii) the 2031 Notes on or after April 15, 2031, the Company will pay a redemption price in respect of the Notes to be redeemed equal to 100% of the aggregate principal amount of the Notes redeemed plus accrued and unpaid interest to the redemption date, if any. The optional redemption provisions are set forth in the Supplemental Indentures and the applicable Notes.

The terms of the Indenture, among other things, limit the ability of the Company and certain of its subsidiaries to (i) incur certain liens, (ii) enter into certain sale/leaseback transactions and (iii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets. These covenants are subject to a number of important exceptions and qualifications set forth in the Supplemental Indentures. Also, if the Notes of a series are assigned an investment grade rating by at least two of Moody’s Investors Service, Inc., S&P Global Ratings and Fitch Ratings, Inc., and no default has occurred and is continuing, the Company may elect to suspend the guarantees with respect to such Notes.

The Indenture provides for customary events of default that include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest, breach of certain covenants or other agreements in the Indenture, defaults in or failure to pay certain other indebtedness or certain judgments and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then-outstanding Notes of the applicable series may declare the principal of and the accrued but unpaid interest on all of the Notes of such series to be due and payable. In addition, if the Company experiences a change of control triggering event (as defined in the applicable Supplemental Indenture) with respect to a series of Notes, the Company will be required to make an offer to purchase such Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of purchase.

The Company intends to use the net proceeds from the sale of the Notes, together with cash on hand and borrowings under its revolving credit facility, to fund the cash portion of the consideration for its acquisition (the “Acquisition”) of Cooper Tire & Rubber Company (“Cooper Tire”) and related costs. The offering was not conditioned upon the consummation of the Acquisition. However, if (i) the Acquisition does not occur on or prior to May 31, 2022, (ii) the Company notifies the Trustee in writing that the merger agreement pursuant to which the Company will acquire Cooper Tire has terminated in accordance with its terms prior to the consummation of the Acquisition or (iii) the Company notifies the Trustee in writing and publicly announces that the Company will not pursue consummation of the Acquisition (the earliest to occur of clause (i), (ii) and (iii), a “Special Mandatory Redemption Event”), then the Company will be required to redeem all of the outstanding Notes of each series on the date that is no later than 10 business days following any Special Mandatory Redemption Event (the “Special Mandatory Redemption Date”) at a redemption price equal to 100% of the aggregate principal amount of such Notes, plus accrued and unpaid interest on the principal amount of such Notes to, but not including, the Special Mandatory Redemption Date.

A copy of the Base Indenture was originally filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 13, 2010. Copies of the Tenth Supplemental Indenture and the Eleventh Supplemental Indenture are respectively attached as Exhibits 4.2 and 4.3 to this Current Report on Form 8-K. The descriptions of the material terms of the Indenture and the Notes are qualified in their entirety by reference to such exhibits.

Registration Rights Agreements

The Company and the Subsidiary Guarantors entered into registration rights agreements with respect to the 2029 Notes and the 2031 Notes with J.P. Morgan Securities LLC, as representative of the initial purchasers, on May 18, 2021. In these registration rights agreements, the Company and the Subsidiary Guarantors agreed for the benefit of the holders of the applicable series of Notes to file an exchange offer registration statement registering exchange notes and the related guarantees with the U.S. Securities and Exchange Commission that have substantially identical terms as the Notes and the original guarantees and to use its and their commercially reasonable best efforts to consummate an offer to exchange these freely tradable exchange notes for the Notes on or prior to the 366th calendar day following the date the Notes were issued. The Company and the Subsidiary Guarantors have also agreed to file and to use commercially reasonable best efforts to cause to become effective a shelf registration statement relating to the resale of the Notes under certain circumstances. Holders of the Notes will be entitled to the payment of additional interest in certain circumstances if the Company does not complete the exchange offer or, if the shelf registration statement is not declared effective, in each case, within the specified time periods in the applicable registration rights agreement. Copies of these registration rights agreements are attached as Exhibits 4.6 and 4.7 to this Current Report on Form 8-K. The description of the material terms of the registration rights agreements is qualified in its entirety by reference to such exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On May 13, 2021, the Company issued a news release announcing the commencement of the offering of the Notes, which is attached as Exhibit 99.1 hereto.

On May 14, 2021, the Company issued a news release announcing the pricing of the offering of the Notes, which is attached as Exhibit. 99.2 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of August 13, 2010, among the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 13, 2010).

4.2*	Tenth Supplemental Indenture, dated as of May 18, 2021, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, N.A., as Trustee.

4.3*	Eleventh Supplemental Indenture, dated as of May 18, 2021, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, N.A., as Trustee.

4.4*	Form of global note for 5.000% Senior Notes due 2029 (set forth as Exhibit 1 to the Tenth Supplemental Indenture attached as Exhibit 4.2 hereto).

4.5*	Form of global note for 5.250% Senior Notes due 2031 (set forth as Exhibit 1 to the Eleventh Supplemental Indenture attached as Exhibit 4.3 hereto).

4.6*	Registration Rights Agreement with respect to the Senior Notes due 2029, dated as of May 18, 2021, among the Company, the Subsidiary Guarantors and J.P. Morgan Securities LLC.

4.7*	Registration Rights Agreement with respect to the Senior Notes due 2031, dated as of May 18, 2021, among the Company, the Subsidiary Guarantors and J.P. Morgan Securities LLC.

99.1*	News Release, dated May 13, 2021, relating to the commencement of the offering of the Notes.

99.2*	News Release, dated May 14, 2021, relating to the pricing of the offering of the Notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 18, 2021	THE GOODYEAR TIRE & RUBBER COMPANY

	By:	/s/ Daniel T. Young
Daniel T. Young
Secretary